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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: January 4, 2000

                        Commission file number 001-12275

                          NIELSEN MEDIA RESEARCH, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                                  06-1450569
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    (State of Incorporation)                (I.R.S. Employer Identification No.)


     299 Park Avenue New York, New York                   10171
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 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code        (212) 708-7500
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Item 2. Acquisition or Disposition of  Assets

      As more fully described below, on December 21, 1999, pursuant to an agreement between Nielsen Media Research, Inc. ("Nielsen Media Research" or the "Company") and NetRatings, Inc. ("NetRatings") as detailed in the NetRatings public filings with the Securities and Exchange Commission, Nielsen Media Research purchased an aggregate of 17,188,349 shares of NetRatings Common Stock (the "Common Stock"), through the exercise of warrants and purchase of shares from NetRatings and several of its shareholders. The aggregate purchase price was approximately $246 million, of which approximately $236 million was paid to NetRatings and approximately $10 million was paid directly to several of its shareholders. Nielsen Media Research is a subsidiary of VNU N.V. ("VNU"). VNU and an affiliate of VNU borrowed the funds used to purchase the Common Stock under a Revolving Credit Facility Agreement dated as of August 15, 1999 with ABN-AMRO Bank ("ABN") and Merrill Lynch International as arrangers, ABN as agent and the banks from time to time parties thereto. VNU and the affiliate of VNU advanced such funds to Nielsen Media Research to fund the purchase of the Common Stock by Nielsen Media Research.

         Pursuant to Addendum No. 1 to Second Restated Rights Agreement dated as of September 22, 1999 (which amended and restated Addendum No. 1 to Restated Rights Agreement dated August 15, 1999) among NetRatings, Nielsen Media Research and certain stockholders of NetRatings (the "Rights Addendum"), Nielsen Media Research was granted the right (the "Top-Off Right"), for so long as it owns at least 5.0% of the issued and outstanding Common Stock on a fully-diluted basis, to purchase from NetRatings, concurrently with any initial public offering ("IPO") of its Common Stock, that number of additional shares of Common Stock as may be necessary to cause the number of shares of Common Stock beneficially owned by Nielsen Media Research (including all shares underlying previously acquired Preferred Stock and Common Stock Purchase Warrants (the "Warrants")) to increase to an amount which, after giving effect to such IPO, is equal to but not greater than 54.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis upon the closing of such IPO at a price per share equal to the initial public offering price. The Rights Addendum further provides that a portion of the shares issuable in connection with the Top-Off Right could be satisfied by the purchase by Nielsen Media Research of shares of Common Stock owned by certain stockholders of NetRatings.

         On October 26, 1999, Nielsen Media Research notified NetRatings that it intended to exercise its Top-Off Right in connection with the IPO (the "Top-Off Notice"). On November 9, 1999, NetRatings and Nielsen Media Research entered into an Agreement (the "Top-Off Agreement") pursuant to which Nielsen Media Research agreed to exercise the Warrants and the Top-Off Right in full in accordance with their respective terms such that Nielsen Media Research would own at least 52% of NetRatings's issued and outstanding shares of Common Stock on a fully-diluted basis determined as of the closing date of the IPO, upon the later to occur of (i) the closing of the IPO and (ii) the date on which all filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, had been satisfied (such date is referred to as the "Control Date"). The IPO occurred on December 8, 1999. The Control


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Date occurred on December 19, 1999 and Nielsen Media Research and NetRatings
agreed that the closing under the Top-Off Agreement should occur on December 21, 1999 (the "Closing Date").

         Accordingly, on December 21, 1999, NetRatings and Nielsen Media Research entered into a Closing Agreement to set forth the closing procedures for the additional investment by Nielsen Media Research in NetRatings pursuant to the Top-Off Notice, Nielsen Media Research's exercise of the Warrants and the Top-Off Agreement (the "Closing Agreement"). The Closing Agreement specified that the number of shares of Common Stock to be acquired by Nielsen Media Research from other stockholders of NetRatings under the Top-Off Right would be 595,555 shares for an aggregate purchase price of $10,124,435. Thus, on the Closing Date, Nielsen Media Research paid the aggregate amount of $245,981,999 to NetRatings, including $10,124,435 for the account of the selling stockholders named in the Closing Agreement, and became the beneficial owner of an additional 17,188,349 shares of Common Stock, representing all shares issuable to Nielsen Media Research under the Top-Off Right and the Warrants. As a result, on the Closing Date, Nielsen Media Research became the beneficial owner of 18,832,727 shares of Common Stock in the aggregate, including the conversion of previously acquired Preferred Stock into Common Stock.

         Pursuant to Addendum No. 1 to Second Restated Stockholders Agreement dated September 22, 1999 (which amended and restated Addendum No. 1 to Restated Stockholders Agreement dated August 15, 1999), NetRatings agreed, effective as of August 15, 1999, to increase the size of its board of directors (the "Board") from four to five members, and Nielsen Media Research was granted the right to nominate one representative to the Board. David H. Harkness, an Nielsen Media Research designee, was appointed to the Board on September 21, 1999. Further, immediately upon Nielsen Media Research's exercise in full of the Second Warrant, NetRatings would have been obligated to increase the size of its Board from five to six members, and Nielsen Media Research would have been entitled to appoint an additional representative on the Board. However, in view of Nielsen Media Research's exercise in full of the Top-Off Right and the Warrants, NetRatings agreed, under the terms of the Top-Off Agreement, to increase the Board from six to eleven members prior to effectiveness of the IPO and, upon the closing of the exercise of the Top-Off Right and the Warrants on the Closing Date, to cause six members of the Board to be the designees of Nielsen Media Research. Accordingly, pursuant to these provisions, on December 20, 1999, the Board resolved to increase the size of the Board to eleven members and to appoint John A. Dimling, Thomas A. Mastrelli, Gerald S. Hobbs, Daniel O'Shea and Charles E. Leonard as directors of NetRatings, in addition to Mr. Harkness currently serving on the Board as a Nielsen Media Research designee, effective as of the Closing Date.


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Item 4.  Changes in Registrant's Certifying Accountant

    (a)  Previous independent accountants

          (i) On December 31,1999, Nielsen Media Research dismissed PricewaterhouseCoopers LLP as its independent accountants. The Company's Board of Directors participated in and approved the decision to change independent accountants.

          (ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         (iii) In connection with its audits for the two most recent fiscal years and through December 31 ,1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

          (iv) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 4, 2000 is filed as Exhibit 16 to this Form 8-K.

    (b)   New independent accountants

          (i) The Registrant engaged Ernst & Young LLP as its new independent accountants as of December 31, 1999.

Item 7.  Financial Statements and Exhibits

    (a)  Financial statements of businesses acquired

          (i) It is impractical at this time to provide the financial statements required by this item. They will be filed within 60 days of this report.

    (b)  Pro forma financial information

          (i) It is impractical at this time to provide the financial information required by this item. It will be filed within 60 days of this report.


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(c) Exhibits

     2.1.   Second Restated Rights Agreement dated September 22, 1999;

     2.2    Top-Off Agreement;

     2.3    Closing Agreement;

     2.4    Second Restated Stockholders Agreement dated September 22, 1999; and

     2.5 Revolving Credit Facility Agreement, dated as of August 15, 1999 among VNU, VNU Ireland, ABN-AMRO Bank N.V., Merrill Lynch International and Merrill Lynch Capital Corporation.

     16     Letter from PricewaterhouseCoopers LLP dated January 4, 2000


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     NIELSEN MEDIA RESEARCH, INC.








Date: January 4, 2000        By: /s/ THOMAS W. YOUNG
                                 -----------------------------------------------
                                 Thomas W. Young
                                 Executive Vice President &
                                 Chief Financial Officer


                                 /s/ STUART J. GOLDSHEIN
                                 -----------------------------------------------
                                 Stuart J. Goldshein
                                 Vice President and Controller





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                                  EXHIBIT INDEX


EXHIBIT NO.                             TITLE


       2.1. Second Restated Rights Agreement dated September 22, 1999 (incorporated herein by reference to Exhibit 4.1 of NetRatings' Registration Statement on Form S-1 No. 333-87717, dated September 24, 1999)

       2.2. Agreement between the Issuer and NMR dated November 9, 1999 (incorporated herein by reference to Exhibit 4.4 of NetRatings' Registration Statement on Form S-1/A No. 333-87717, dated November 15, 1999)

       2.3. Closing Agreement between the Issuer and NMR dated December 21, 1999 (incorporated herein by reference to Exhibit 9 to the Schedule 13D filed by Issuer on January 3, 2000 with respect to NetRatings)

       2.4. Second Restated Stockholders Agreement dated September 22, 1999 (incorporated herein by reference to Exhibit 4.2 of NetRatings' Registration Statement on Form S-1 No. 333-87717, dated September 24, 1999)

       2.5. Revolving Credit Facility Agreement, dated as of August 15, 1999 among VNU, VNU Ireland, ABN-AMRO Bank N.V., Merrill Lynch International and Merrill Lynch Capital Corporation (incorporated herein by reference to Exhibit 99(b) to the Schedule 14D-1 filed by Niner Acquisition, Inc., VNU USA, Inc. and VNU N.V. on August 20, 1999 with respect to NMR (File No. 011-12275))

       16.       Letter from PricewaterhouseCoopers LLP dated January 4, 2000.